EXHIBIT 99.1:


    Written Statement of the Chairman, President and Chief Executive Officer
           Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


     Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chairman of the Board, President and Chief Executive Officer of Hudson Highland Group, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Jon F. Chait
-----------------------------
Jon F. Chait
May 15, 2003


A signed original of this written statement required by Section 906 has been provided to Hudson Highland Group, Inc. and will be retained by Hudson Highland Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.